UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 16, 2008
Date of Report (Date of earliest event reported):
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation)		No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     At the Annual Meeting of Stockholders of Intuit Inc. (“Intuit”) held on December 16, 2008, Intuit’s stockholders approved an amendment to Intuit’s 2005 Equity Incentive Plan (the “Plan”) to (i) extend the term of the Plan by an additional year, through December 9, 2010; (ii) provide for the addition of 10,000,000 shares to cover awards under the Plan through its amended term; (iii) amend certain terms of the Plan related to non-employee director automatic option grants; (iv) amend certain terms of the Plan to provide that stock options and stock appreciation rights may not be granted with an exercise price that is less than fair market value on the grant date thereof; and (v) amend certain terms of the Plan to eliminate the potential for deferred settlement of stock appreciation rights. The amendment to the 2005 Equity Incentive Plan was previously adopted by Intuit’s Board of Directors, subject to the approval of stockholders, which was received on December 16, 2008.
     Employees of Intuit and its subsidiaries, non-employee directors of Intuit and consultants of Intuit and its subsidiaries are eligible to receive awards under the Plan. Awards under the Plan may be in the form of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards. In any fiscal year, no more than 50% of the shares subject to equity awards granted in such fiscal year may have an exercise price or purchase price per share that is less than fair market value on the applicable date of grant. So that awards may qualify under Section 162(m) of the Internal Revenue Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain senior executives, the Plan limits awards to individual participants as follows: (1) no more than 6,000,000 shares may be made subject to awards granted to an employee in the year of his or her hire; and (2) no more than 4,000,000 shares may be made subject to awards granted to an employee in any other year. Stock options and stock appreciation rights will have a term no longer than seven years. The Compensation and Organizational Development Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock units and stock bonus awards contingent upon continued employment with Intuit, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval is prohibited. The Plan also prohibits the repurchase of any outstanding “underwater” option (an option with an exercise price greater than the then-current fair market value of the stock).
     The foregoing description is qualified in its entirety by reference to the actual terms of the Plan. The Plan is filed as an exhibit to this report. For additional information about the Plan, refer to Proposal 3, on pages 42-47, of Intuit’s 2008 proxy statement, as filed with the Securities and Exchange Commission on October 31, 2008.
ITEM 8.01 OTHER EVENTS
     In December 2008, Scott D. Cook, founder, board member and Chairman of the Executive Committee of Intuit, adopted a stock trading plan on behalf of his family trust to sell up to 2,000,000 shares of Intuit common stock and contribute 400,000 additional shares to the Scott Cook and Signe Ostby Charitable Foundation beginning in February 2009 and continuing through December 2009. Subject to the terms and conditions of this plan, Mr. Cook’s family trust will sell 500,000 shares and contribute 100,000 shares to the charitable foundation each quarter provided certain limit prices are reached.
     The Scott Cook and Signe Ostby Charitable Foundation also adopted a stock trading plan in December 2008 to sell the 400,000 shares of Intuit stock contributed by Mr. Cook’s family trust during the same period provided certain limit prices are reached.

     In December 2008, Stephen M. Bennett, a board member of Intuit, adopted a stock trading plan related to the exercise and sale of up to 900,000 shares issuable under options granted in July and September 2002, which expire in July and September 2009. Pursuant to this plan, a brokerage firm may exercise Mr. Bennett’s stock options and sell the issued shares before the expiration date of the option. The exercise and sale transactions under this plan will only be executed if the market price of Intuit stock exceeds certain limit prices set forth in the plan.
     Each of these plans is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and each was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.
     Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)  Exhibits

Exhibit	Description
10.01	Intuit Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 99.01 to the registration statement on Form S-8 (Registration No. 333-156205) filed by the registrant with the Securities and Exchange Commission on December 17, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008	INTUIT INC.
	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.01	Intuit Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 99.01 to the registration statement on Form S-8 (Registration No. 333-156205) filed by the registrant with the Securities and Exchange Commission on December 17, 2008).